Exhibit 4.7
                               LOAN SALE AGREEMENT


         This Loan Sale Agreement (the "AGREEMENT"), dated as of ____________, 1998, is between ICIFC Secured Assets Corp., as purchaser (the "PURCHASER"), and ______________________, as Seller (the "SELLER").

         Capitalized terms used in this Agreement not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement dated as of _____________, 1998 (the "POOLING AND SERVICING AGREEMENT") among the Purchaser, as depositor, _________________________, as servicer, _______________________, as special servicer, and _______________________, as trustee (in such capacity, the "TRUSTEE"), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interest in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the "Mortgage Loans" refer to the mortgage loans listed on Exhibit A hereto and "Mortgaged Properties" refer to the properties securing such Mortgage Loans.

         The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

         SECTION I. SALE AND CONVEYANCE OF MORTGAGES: POSSESSION OF MORTGAGE FILE. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all of its right, title, and interest in and to the Mortgage Loans described in Exhibit A hereto, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date), each related Mortgage File and, to the extent of its rights and obligations thereunder with respect to the Mortgage Loans, each Servicing Agreement. Upon sale of the Mortgage Loans, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee and shall be retained and maintained in trust, by the Seller at the will of the Purchaser and the Trustee in such custodial capacity only. The Seller's records will accurately reflect the sale of each Mortgage Loan to the Trustee. The Seller shall release its custody of the contents of any Mortgage File only in accordance with the Custodial Agreement.

         As the purchase price of the Mortgage Loans, the Purchaser shall pay to the Seller or at the Seller's direction the sum of (a) the net proceeds of the offering of the Certificates (net of any underwriting and placement agent fees) plus (b) the amount, as determined by the Seller and notified to the Purchaser, of any costs or expenses incurred by the Seller in connection with unwinding any hedges placed by the Seller on the Mortgage Loans.

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         SECTION II. BOOKS AND RECORDS. From and after the sale of the Mortgage
Loans to the Purchaser, record title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement. All rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with a Mortgage Loan, shall be received and held by the Seller in trust for the benefit of the Trustee as the owner of the Mortgage Loans.

         The transfer of each Mortgage Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of the Mortgage Loans by the Seller to the Purchaser. The Seller shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee pursuant to the Pooling and Servicing Agreement.

         SECTION III. DELIVERY OF MORTGAGE LOAN DOCUMENTS. On the Delivery Date, the Seller shall deliver or cause to be delivered to the Trustee or its custodian each of the following documents for each Mortgage Loan:

                  a. the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Seller in blank or to the order of the Trustee;

                  b. the original Mortgage, and any intervening assignments (or certified copies of such assignments) thereof, in each case with evidence of recording indicated thereon or a certified copy thereof if not returned from the applicable recording officer;

                  c. originals or certified copies of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), any intervening assignments of each such document or instrument, and any related UCC Financing Statements;

                  d. an assignment of the Mortgage, executed by the Seller in blank or to the order of the Trustee, with the assignment to the Trustee in the following form: "______________________, as trustee for ICIFC
                             Secured Assets Corp. Pass-Through Certificates, Series 199__-__", in recordable form;

                  e. assignments of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Seller or the prior holder which transferred such Mortgage Loan in blank or to the order of the Trustee, with the assignment to the trustee in the following form:
                             "_________________, as trustee for ICIFC Secured Assets Corp. Pass-Through Certificates, Series __-__";

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                  f.         originals or certified copies of all assumption,
                             modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Note has been assumed;

                  g. the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgage Property is located;

                  h. with respect to any Mortgage Loan secured by a leasehold interest, a certified copy of the related ground lease;

                  i. either (i) the originals of all intervening assignments, including warehousing assignments, with evidence of recording thereon, (ii) copies of such assignments certified by a title company or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office or (iii) copies of such assignments certified by the public recording offices where such assignments were recorded to be true and complete copies thereof in those instances where the public recording offices retain the originals or where the original recorded assignments are lost;

                  j. either (i) copies of the UCC-1 financing statements and any related continuation statements, each showing the mortgagor as debtor and the originator as secured party and each with evidence of filing thereon, together with a copy of each intervening UCC-2 or UCC-3 financing statement showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the Trustee with evidence of filing thereon disclosing the assignment to the Trustee of the security interest in the personal property securing the Mortgage Loan or (ii) copies of such financing statements certified to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing;

                  k.         the original appraisal; and

                  l. any escrow, guarantee and environmental liability agreement.

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         SECTION IV. TREATMENT AS A SECURITY AGREEMENT. The Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and does hereby grant, to the Purchaser, a first priority perfected security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans, all other payments made and to be made in respect of such Mortgage Loans and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

         SECTION V. RECORDATION OF ASSIGNMENTS OF MORTGAGE. The Purchaser shall require, to the extent required in the Pooling and Servicing Agreement, the Seller to record in the appropriate public recording office for real property the intermediate assignments of the Mortgage Loans and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement. All recording fees relating to the initial recordation of such intermediate assignments and Assignments of Mortgage shall be paid by the Seller.

         SECTION VI.         REPRESENTATIONS AND WARRANTIES.

         A. The Purchaser represents and warrants it is a corporation duly organized, validly existing, and in good standing in the State of California.

         B. The Seller represents and warrants it is a limited partnership duly organized, validly existing, and in good standing in the State of [_____________________].

         C. The Seller represents and wan-ants that immediately prior to the sale and assignment contemplated herein, the Seller was the sole owner of the Mortgage Loans free and clear of any and all liens, pledges, charges of security interests of any nature and has full right and authority to sell and assign the same.

         D. The Seller and the Purchaser each represents and warrants to the other that:

                  1. it has the power and authority to own its property and to carry on its business as now conducted;

                  2. it has the power to execute, deliver and perform this Agreement;

                  3. the execution, delivery and performance of this Agreement have been duly authorized by all requisite action by such entity's board of directors or general

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                  partner and will not violate or breach any provision of any organizational document or other agreement or instrument to which such entity is a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or results in the violation of any law, rule, regulation, order, judgment or decree to which such party or its property is subject; and

                  4. this Agreement constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms, except as such enforcement may be limited by the provisions of any bankruptcy or insolvency law, or law relating to enforcement of creditors' rights generally, and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

         E. The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B hereto as of the Delivery Date. The Seller hereby covenants and agrees that is shall cure any breach of such representations and warranties or repurchase any Mortgage Loans as to which there has been any such breach at the Purchase Price, to the extent that such breach materially and adversely affects the value of any Mortgage Loan or the interest of any Certificateholders therein. Such cure or repurchase shall occur within 90 days of the receipt of notice by the Seller of any such breach of a representation and warranty in accordance with Section 2.04 of the Pooling and Servicing Agreement.

         F. The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement.

         SECTION VII. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION VIII. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of ____________ and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION IX. NO THIRD-PARTY BENEFICIARIES. The parties do not intend the benefits of this Agreement to insure to any third party except as expressly set forth in Section X.

         SECTION X. ASSIGNMENT. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered in the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders.


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         SECTION XI. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to
(i) in the case of the Purchaser, ICIFC Secured Assets Corp., 20371 Irvine Avenue, Santa Ana Heights, California 92707, Attention: Bill Endersen, (ii) in the case of the Seller, _________________________________,
_______________________, ________________________ Attention: ______________, and
(iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such Parties.

         SECTION XII. AMENDMENT. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.

         SECTION XIII. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by this respective officers thereunto duly authorized as of the day and year first above written.

                                      ICIFC SECURED ASSETS CORP.

                                      By:______________________________
                                      Name:____________________________
                                      Title:___________________________


                                      [SELLER]

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________


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                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE